Exhibit 5.1

McGuireWoods LLP 201 North Tryon Street Charlotte, NC 28202 Phone: 704.343.2000 Fax: 704.343.2300 www.mcguirewoods.com

June 25, 2021

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Bank of America Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) by the Company on or about the date of this opinion letter in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of (i) debt securities (the “Debt Securities”), (ii) warrants (the “Warrants”), (iii) purchase contracts (the “Purchase Contracts”), (iv) units, which are comprised of one or more securities, in any combination (the “Units”), (v) shares of preferred stock (the “Preferred Stock”), (vi) fractional interests in Preferred Stock represented by depositary shares (the “Depositary Shares”) and (vii) shares of common stock (the “Common Stock”, and together with the Debt Securities, Warrants, Purchase Contracts, Units, Preferred Stock and Depositary Shares, the “Securities”).

The Securities are described in the Registration Statement and are to be issued, separately or together, in one or more series from time to time as set forth in the Registration Statement, as follows:

(a) The Debt Securities, which include the Company’s debt securities designated as its Senior Medium-Term Notes, Series N, and its Subordinated Medium-Term Notes, Series N (collectively, the “Medium-Term Notes”), and other debt securities will be issued pursuant to (i) that certain Indenture for Senior Debt Securities dated June 27, 2018 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (as supplemented or amended from time to time, the “Senior Indenture”) or (ii) that certain Indenture for Subordinated Debt Securities dated June 27, 2018 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (as supplemented or amended from time to time, the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”), as applicable;

(b) the Purchase Contracts will be issued pursuant to a Purchase Contract Agreement (the “Purchase Contract Agreement”);

(c) the Units will be issued pursuant to a Unit Purchase Agreement (the “Unit Purchase Agreement”);

(d) the Warrants will be issued pursuant to a Warrant Agreement (the “Warrant Agreement”); and

(e) the Depositary Shares will be evidenced by depositary receipts (“Depositary Receipts”) issued pursuant to a Deposit Agreement to be entered into among the Company, a depository and the holders from time to time of such Depositary Receipts (the “Deposit Agreement”).

Bank of America Corporation

June 25, 2021

As used herein, the Indentures, the Purchase Contract Agreement, the Unit Purchase Agreement, the Warrant Agreement and the Deposit Agreement are referred to, collectively, as the “Subject Documents.”

In connection with this opinion letter, we have examined the Registration Statement (including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the Commission), the base prospectuses and prospectus supplement contained in the Registration Statement (each base prospectus, as so supplemented, as applicable, a “Prospectus”), certificates of officers of the Company and of public officials, and originals or copies of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter, including resolutions of the Company’s Board of Directors authorizing the filing of the Registration Statement and the issuance of the Securities, subject to, with respect to each issuance, further specific authorization for the issuance by or pursuant to proper action by the Board of Directors (such further authorization being referred to as the “Authorizing Resolutions”).

As used herein, the term “Applicable Law” means the Delaware General Corporation Law (including statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the laws of the State of New York, all as in effect on the date hereof.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent we have reviewed and relied upon certificates of the Company or authorized representatives thereof and certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b) Signatures; Authentic and Conforming Documents; Legal Capacity. The signatures of individuals who have signed or will sign the Subject Documents and the documents required or permitted to be delivered thereunder are genuine and, other than those of individuals signing on behalf of the Company at or before the date hereof, authorized, all documents submitted to us as originals are authentic, complete and accurate, all documents submitted to us as copies conform to authentic original documents, and all individuals who have signed or will sign each Subject Document or other documents submitted to us have or will have the legal capacity to execute any such document.

(c) Organizational Status; Power and Authority. All parties to the Subject Documents are or will be validly existing and in good standing in their respective jurisdictions of formation and have or will have the capacity and full power and authority to execute, deliver and perform the Subject Documents, as applicable, except that no such assumption is made as to the Company as of the date hereof.

(d) Authorization, Execution and Delivery of Subject Documents. The Subject Documents and the documents required or permitted to be delivered thereunder have been or will be duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be duly executed and delivered by such parties, except that no such assumption is made as to the Company as of the date hereof.

(e) Documents Binding on Certain Parties. The Subject Documents and the documents required or permitted to be delivered thereunder are or will be valid and binding obligations enforceable against the parties thereto in accordance with their terms, except no such assumption is made as to the Company.

Bank of America Corporation

June 25, 2021

(f) Noncontravention. Neither the issuance of the Securities by the Company, the execution and delivery of the Subject Documents by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made as to the Company as to its organizational documents as of the date hereof, (ii) any law or regulation of any jurisdiction applicable to any such party, except that no such assumption is made as to the Company as to any Applicable Law as of the date hereof, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made as to the Company as of the date hereof.

(g) Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Securities by the Company or to the execution and delivery of the Subject Documents by the parties thereto or the performance by such parties of their obligations thereunder will have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company as of the date hereof.

(h) Registration; Trust Indenture Act. The Registration Statement will be effective under the Securities Act and such effectiveness shall not have been terminated or rescinded and the Indentures will be qualified under the Trust Indenture Act of 1939.

Our Opinions

Based solely upon the foregoing, and in reliance thereon, and subject to the qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Debt Securities. With respect to any Debt Securities, including any Medium-Term Notes, when (i) Authorizing Resolutions with respect to such Debt Securities have been duly adopted, (ii) the form and terms of such Debt Securities and the terms of their issuance and sale have been established in conformity with the Authorizing Resolutions and the applicable Indenture, (iii) such Debt Securities have been issued and sold as contemplated by the Registration Statement, the applicable Prospectus and the applicable supplement(s) to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement(s) to the Prospectus and any applicable definitive purchase, underwriting, distribution or similar agreement and (v) either (A) such Debt Securities have been completed, executed, authenticated and delivered, or (B) in the case of Medium-Term Notes represented by a master global note, such master global note has been duly executed by the Company and authenticated by the trustee under the applicable Indenture and such trustee has made the appropriate entries or notations on Schedule 1 to the master global note identifying such notes as supplemental obligations thereunder in accordance with the instructions of the Company, and in each case in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued as part of Units or upon exercise or otherwise pursuant to the terms of any other Securities.

2. Common Stock. With respect to any Common Stock, when (i) Authorizing Resolutions with respect to such Common Stock have been duly adopted, (ii) the terms for the issuance and sale of the Common Stock have been established in conformity with such Authorizing Resolutions, (iii) such Common Stock has been issued and sold as contemplated by the Registration Statement, the applicable Prospectus and the applicable supplement(s) to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement(s) to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (v) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions and (vi)

Bank of America Corporation

June 25, 2021

certificates in the form required under the laws of the State of Delaware representing the shares of such Common Stock are duly executed, countersigned, registered and delivered, if such Common Stock is certificated, such Common Stock will be validly issued, fully paid and non-assessable. The Common Stock covered by the opinion in this paragraph includes any Common Stock issued as part of Units or upon exercise or otherwise pursuant to the terms of any other Securities.

3. Preferred Stock. With respect to any Preferred Stock of any series, when (i) Authorizing Resolutions with respect to such Preferred Stock have been duly adopted, (ii) the terms of such series of Preferred Stock and for its issuance and sale have been established in conformity with such Authorizing Resolutions, (iii) such Preferred Stock has been issued and sold as contemplated by the Registration Statement, the applicable Prospectus and the applicable supplement(s) to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement(s) to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (v) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions, (vi) a Certificate of Designation with respect to such series of Preferred Stock has been duly filed with the Secretary of State of the State of Delaware (the “Secretary of State”) and (vii) certificates in the form required under the laws of the State of Delaware representing the shares of such Preferred Stock are duly executed, countersigned, registered and delivered, if such Preferred Stock is certificated, such Preferred Stock of such series will be validly issued, fully paid and non-assessable. The Preferred Stock covered by the opinion in this paragraph includes any Preferred Stock issued as part of Units or upon exercise or otherwise pursuant to the terms of any other Securities.

4. Purchase Contracts. With respect to any Purchase Contracts, when (i) Authorizing Resolutions with respect to the Purchase Contracts have been duly adopted, (ii) the terms of such Purchase Contracts and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (iii) such Purchase Contracts have been issued and sold as contemplated by the Registration Statement, the applicable Prospectus and the applicable supplement(s) to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement(s) to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (v) such Purchase Contracts have been authenticated or countersigned in accordance with the provisions of the Purchase Contract Agreement, as applicable, such Purchase Contracts will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The Purchase Contracts covered by the opinion in this paragraph include any Purchase Contracts issued as part of Units or upon exercise or otherwise pursuant to the terms of any other Securities.

5. Units. With respect to any Units, when (i) Authorizing Resolutions with respect to the Units have been duly adopted, (ii) the terms of such Units and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (iii) such Units have been issued and sold as contemplated by the Registration Statement, the applicable Prospectus and the applicable supplement(s) to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement(s) to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (v) such Units have been authenticated or countersigned in accordance with the provisions of the Unit Purchase Agreement, as applicable, such Units will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. Warrants. With respect to any Warrants, when (i) Authorizing Resolutions with respect to the Warrants have been duly adopted, (ii) the terms of such Warrants and for their issuance have been established in conformity with such Authorizing Resolutions, (iii) such Warrants have been issued and sold as contemplated by the Registration Statement, the applicable Prospectus and the applicable supplement(s) to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement(s) to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (v) such Warrants have been authenticated or countersigned in accordance with the provisions of the Warrant Agreement, as applicable, such Warrants will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The Warrants covered by the opinion in this paragraph include any Warrants issued as part of Units or upon exercise or otherwise pursuant to the terms of any other Securities.

Bank of America Corporation

June 25, 2021

7. Depositary Shares. With respect to any Depositary Shares, when (i) Authorizing Resolutions with respect to the Depositary Shares and the related series of Preferred Stock have been duly adopted, (ii) the terms of such Depositary Shares and related Preferred Stock and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (iii) such Depositary Shares have been issued and sold as contemplated by the Registration Statement, the applicable Prospectus and the applicable supplement(s) to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement(s) to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (v) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions, (vi) a Certificate of Designation with respect to such series of Preferred Stock has been duly filed with the Secretary of State, (vii) certificates in the form required under the laws of the State of Delaware representing the shares of such Preferred Stock are duly executed, countersigned, registered and delivered, if such Preferred Stock is certificated, (viii) the shares of such Preferred Stock have been deposited with the depository pursuant to the terms of the applicable Deposit Agreement, (ix) the certificates representing the Depositary Receipts conform to the form of depositary receipt examined by us, and (x) the certificates representing such Depositary Receipts have been duly executed, countersigned, registered and delivered by the depository in accordance with the provisions of the Deposit Agreement, such Depositary Shares will be validly issued and will entitle their holders to the rights specified in the Deposit Agreement and the Depositary Receipts. The Depositary Shares covered by the opinion in this paragraph include any Depositary Shares issued as part of Units or upon exercise or otherwise pursuant to the terms of any other Securities.

Matters Excluded from Our Opinions

We express no opinion with respect to the following matters:

(a) Indemnification and Change of Control. The enforceability of any agreement of the Company as may be included in the terms of any Subject Document relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of the Company, which agreement (in the case of clause (i) or clause (ii)) is contrary to public policy or applicable law.

(b) Jurisdiction, Venue, etc. The enforceability of any agreement of the Company in any Subject Document to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of the State of New York), to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and any agreement of the Company regarding the choice of law governing any Subject Document (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such agreement that the laws of the State of New York shall govern).

(c) Certain Laws. The following state laws, and regulations promulgated thereunder, and the effect of such laws and regulations, on the opinions expressed herein: securities (including Blue Sky laws).

(d) Remedies. The enforceability of any provision in any Subject Document to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

Bank of America Corporation

June 25, 2021

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

(d) Currency Conversion. We advise you that a judgment for money relating to any obligation under a Security or a Subject Document denominated in a currency other than United States dollars ordinarily would be rendered or enforced only in United States dollars by a court of the State of New York or a United States court sitting in the State of New York and applying New York law. The date and method used to determine the rate of conversion of a foreign currency into United States dollars will depend on various factors, including which court renders the judgment.

Miscellaneous

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof and to the reference to our firm in each applicable Prospectus under the caption “Legal Matters.” In addition, if a supplement to the Prospectus relating to the offer and sale of any particular Medium-Term Note or Medium-Term Notes is filed by the Company with the Commission on a future date, and the supplement contains a reference to us and our opinion substantially in the form set forth below, we consent to including that opinion as part of the Registration Statement and further consent to the reference to our name in the opinion:

“In the opinion of McGuireWoods LLP, as counsel to Bank of America Corporation (the “Company”), [when the notes offered hereby have been completed and executed by the Company, and authenticated by the trustee in accordance with the provisions of the indenture governing the notes] [when the trustee has made the appropriate entries or notations on Schedule 1 to the master global note that represents the notes (the “Master Note”) identifying the notes offered hereby as supplemental obligations thereunder in accordance with the instructions of the Company], and the notes have been delivered against payment therefor as contemplated in this [pricing supplement] and the related prospectus and prospectus supplement, all in accordance with the provisions of the indenture governing the notes, the notes will be the legal, valid and binding obligations of the Company, subject to the effects of applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally, and to general principles of equity. This opinion is given as of the date of this [pricing supplement] and is limited to the laws of the State of New York and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) as in effect on the date of this [pricing supplement]. In addition, this opinion is subject

Bank of America Corporation

June 25, 2021

to customary assumptions about the trustee’s authorization, execution and delivery of the indenture governing the notes [and due authentication of the Master Note], the validity, binding nature and enforceability of the indenture governing the notes with respect to the trustee, the legal capacity of individuals, the genuineness of signatures, the authenticity of all documents submitted to McGuireWoods LLP as originals, the conformity to original documents of all documents submitted to McGuireWoods LLP as copies thereof, the authenticity of the originals of such copies and certain factual matters, all as stated in the letter of McGuireWoods LLP dated June 25, 2021, which has been filed as an exhibit to the Company’s Registration Statement relating to the notes filed with the Securities and Exchange Commission on June 25, 2021. [This opinion is also subject to the limitations, as stated in such letter, of the enforcement of Medium-Term Notes denominated or payable in a currency other than U.S. dollars.]”

In giving this consent, we do not admit thereby that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ McGuireWoods LLP